UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2025
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Teladoc Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-37477 (Commission File Number)	04-3705970 (I.R.S. Employer Identification No.)
155 E 44th Street Floor 17 New York, NY 10017
(Address of principal executive offices and zip code)
(203) 635-2002
(Registrant's telephone number, including area code)
2 Manhattanville Road, Suite 203 Purchase, NY 10577
(Former address)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	TDOC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Teladoc Health, Inc. (the “Company”) was held on May 22, 2025. At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Teladoc Health, Inc. 2023 Incentive Award Plan (the “Incentive Award Plan”) to increase the number of shares of the Company’s common stock, par value $0.001, available for issuance under the Incentive Award Plan by 6,850,000 shares. A description of the material terms of the the Incentive Award Plan and the Amendment was included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on, and distributed to its stockholders commencing on or about, April 8, 2025 in connection with the Annual Meeting (the “Proxy Statement”), and is incorporated herein by reference into this Item 5.02 of this Current Report on Form 8-K. The foregoing summary is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Company previously filed with the Securities and Exchange Commission the Proxy Statement and related materials pertaining to the Annual Meeting, which describe in detail each of the four proposals submitted to stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1 — Election of Directors

The stockholders of the Company elected each of the following director nominees proposed by the Company’s Board of Directors to serve until the 2026 Annual Meeting of Stockholders of the Company and until their respective successors have been duly elected and qualified. The voting results for each director nominee are set forth below.

Name	For	Against	Abstentions	Broker Non-Votes
Charles Divita, III	82,012,996	1,372,695	136,044	38,830,740
J. Eric Evans	80,758,680	2,617,669	145,386	38,830,740
Sandra L. Fenwick	80,447,338	2,890,142	184,255	38,830,740
Catherine A. Jacobson	81,798,568	1,577,599	145,568	38,830,740
Thomas G. McKinley	80,114,045	3,261,280	146,410	38,830,740
Kenneth H. Paulus	72,437,812	10,937,509	146,414	38,830,740
David L. Shedlarz	80,808,831	2,570,931	141,973	38,830,740
Mark Douglas Smith, M.D., MBA	80,417,521	2,915,347	188,867	38,830,740
David B. Snow, Jr.	63,470,821	19,907,624	143,290	38,830,740

Proposal 2 — Advisory Vote Approving the Compensation of the Company’s Named Executive Officers

The stockholders of the Company approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The voting results are set forth below.

For	Against	Abstentions	Broker Non-Votes
61,160,355	22,179,678	181,702	38,830,740

Proposal 3 — Approving an Amendment to the Teladoc Health, Inc. 2023 Incentive Award Plan

The stockholders of the Company approved an amendment to the Teladoc Health, Inc. 2023 Incentive Award Plan. The voting results are set forth below.

For	Against	Abstentions	Broker Non-Votes
57,223,616	26,144,887	153,232	38,830,740

Proposal 4 — Ratifying the Appointment of the Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The voting results are set forth below.

For	Against	Abstentions	Broker Non-Votes
119,901,096	1,578,694	872,685	N/A

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Teladoc Health, Inc. 2023 Incentive Award Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2025

Teladoc Health, Inc.

By:	/s/ Adam C. Vandervoort
Name:	Adam C. Vandervoort
Title:	Chief Legal Officer and Secretary